May 1, 2014

Notice of First Quarter 2014 Financial Results Investor Call

SquareTwo Financial will host a conference call on Thursday, May 8, 2014 at 10:30am Eastern Time to discuss the financial results for the quarter ended March 31, 2014. The telephone number for domestic participants is (877) 522-6079. The telephone number for international participants is (706) 643-9734. Please dial in five to ten minutes prior to the start of the call. The confirmation number for domestic and international participants is 34988978.

Our first quarter results and Financial Results Presentation will be released on May 8 at approximately 7:00am Eastern Time, under the header of About Us on the Investor Relations section of our Company website, www.squaretwofinancial.com. Please download our Q1 2014 Financial Results Presentation from our website that will be used during the conference call. A replay of the conference call will also be available shortly after the call on the Company's website.

Please direct all inquiries to the Company's Investor Relations department by sending an email to ir@squaretwofinancial.com or calling our investor relations hotline at 303-713-2266.

About SquareTwo Financial
SquareTwo Financial is a leader in the $100 billion asset recovery and management industry. Through its award-winning technology, industry-leading security and compliance practices, SquareTwo Financial creates a more effective way for companies and consumers to resolve their debt commitments. SquareTwo Financial is a trusted business partner of the Fortune 1000. For more than two decades many of the world's most respected companies have sold their debt portfolios to SquareTwo Financial. In all of its recovery efforts, SquareTwo Financial is committed to delivering the FAIR SQUARE PROMISE, the company's pledge to treat each Customer with fairness and respect. SquareTwo Financial is based in Denver, Colorado. Visit www.squaretwofinancial.com for more information.